Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

TO: Grant Life Sciences, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-125329 of Grant Life Sciences, Inc. on Form S-8 of our report dated March 18, 2005, appearing in this Annual Report on Form 10-KSB of Grant Life Sciences, Inc. for the year ended December 31, 2005.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

Russell Bedford Stefanou Mirchandani LLP

New York, New York
April 17, 2006

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